Exhibit 99.1
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Greg Rose Transmeta Corporation 408.919.3000	Investors: Michael Polyviou/Peter Schmidt Financial Dynamics (848)219-5123 Media: Lisa Cradit (212) 850-5642
Transmeta Announces Expansion of LongRun2 Technologies License Rights for Toshiba
Santa Clara, CA — September 13, 2006 — Transmeta Corporation (NASDAQ:TMTA), the leader in efficient computing technologies, today announced that Toshiba Corporation, one of Japan’s largest electronics companies, has exercised an option to expand the initial scope of Toshiba’s license to Transmeta’s LongRun2TM Technologies. In February 2006, Toshiba licensed Transmeta’s LongRun2 Technologies for reducing power, controlling transistor leakage and improving the operating characteristics of semiconductor devices for use in selected application areas in the 90 nanometer through 22 nanometer CMOS process generations. Toshiba’s exercise of this option will allow Toshiba to utilize Transmeta’s LongRun2 Technologies for all semiconductor devices that it may manufacture in the 90 nanometer through 22 nanometer CMOS process generations.
Transmeta’s LongRun2 Technologies provide semiconductor manufacturers and chip designers with innovative ways to reduce power consumption and reduce variations between chips. Among the many techniques developed by Transmeta is a unique new approach to controlling transistor leakage that is simpler to implement and requires less area than prior approaches. By controlling transistor leakage with LongRun2 techniques, chips can often be operated at lower power, and yield can often be improved for chips with tight power budgets. LongRun2 can help adjust leakage dynamically to provide both for the lowest standby power and for adjustment of performance and power during chip operation. In May 2006, Transmeta presented test results on a LongRun2-enabled Efficeon microprocessor at a technical symposium showing that its LongRun2 technologies were able to reduce the worst case power by 2.6x, or to increase the worst case maximum frequency at a given power by 1.6x.
“We are very pleased that Toshiba has opted to expand their potential field of use of our LongRun2 technologies to any semiconductor devices that they might manufacture through and including their 22 nanometer process technology,” said Arthur L. Swift, president and CEO of Transmeta. “Managing chip power and transistor leakage is a critical issue for the semiconductor industry, and we are pleased to see Toshiba’s license expansion as a sign of increasing confidence in the value of Transmeta’s LongRun2 Technologies.”
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We now also provide, through strategic alliances and under contract, engineering services that leverage our microprocessor design and development capabilities. In addition to our microprocessor product and services businesses, we also develop and license advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.
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Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions, specific conditions and volatility in the markets that we address, the risk that we might not successfully negotiate any additional agreements to provide engineering services, the potential loss of key technical and business personnel, practical challenges in modifying our business model, our ability to satisfy the continued listing requirements of the Nasdaq Stock Market, the adoption and market acceptance of our products and technologies by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, the rescheduling or cancellation of significant customer orders, difficulties in developing or manufacturing our products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, the ability to enter strategic collaborations or raise financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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